                                   [LETTERHEAD OF CIMCO, INC.]





                                     LETTER TO PARTICIPANTS
                            IN THE CIMCO EMPLOYEE STOCK OWNERSHIP PLAN


                           OFFER TO PURCHASE CIMCO, INC. COMMON STOCK


            We are enclosing materials being sent to all stockholders of CIMCO, Inc., a Delaware corporation (the "Company"), relating to a tender offer by Hanwest, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of M.A. Hanna Company, a Delaware corporation, to purchase all outstanding shares of common stock, $.01 par value per share (the "Common Stock"), including any associated preferred stock purchase rights (collectively, the "Shares"), of the Company, for $10.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in its Offer to Purchase dated December 27, 1995 (the "Offer to Purchase") and in the related Letter of Transmittal, which together constitute the "Offer." The Offer is made only pursuant to the Offer to Purchase and the Letter of Transmittal, copies of which are enclosed for your information.

      PLEASE NOTE THAT PURSUANT TO THE PLAN (AS DEFINED BELOW), THESE MATERIALS ARE BEING DELIVERED TO PERSONS PARTICIPATING IN THE PLAN AS OF APRIL 1994 30, 1995. IF YOU NO LONGER PARTICIPATE IN THE PLAN AND HAVE RECEIVED THE ENTIRE BALANCE OF YOUR ACCOUNT (AS DEFINED BELOW), PLEASE DISREGARD THESE MATERIALS. IF YOU HAVE ANY QUESTIONS REGARDING YOUR STATUS AS A PARTICIPANT IN THE PLAN, PLEASE CONTACT KEN HASTINGS AT THE COMPANY AT 714-546-4460, EXTENSION 279.

            Under the terms of the CIMCO Employee Stock Ownership Plan (the "Plan") and the CIMCO Employee Stock Ownership Trust Agreement (the "Trust"), Shares owned by the Plan are held by Union Bank, the Trustee under the Plan and Trust ("Trustee"), for the benefit of participants of the Plan. This means that instead of direct ownership of Shares, you, through your account under the Plan and Trust (the "Account"), have an undivided interest in the Shares owned by the Trustee, that is, you are a "beneficial" stockholder. Since you are a beneficial owner of Shares, a copy of the Company's offering materials to its stockholders is being sent to you. You are urged to examine these materials carefully. The enclosed Letter of Transmittal, which direct stockholders are to use, has been enclosed for your information only and cannot be used to tender Shares held under the Plan.

            If you are also a direct stockholder of the Company, you will receive under separate cover another copy (or copies) of the offering materials which should be used to tender Shares you own directly if you should choose to do so.

           Only the Trustee can tender Shares owned by the Plan and Trust ("Plan Shares"). The Plan and Trust provide for a pass through to participants of the decision whether to tender Plan Shares. This letter describes how the Offer affects your interest under the Plan and sets forth the special procedures that must be followed in order for you to give valid and timely directions to the Trustee. AS A PARTICIPANT IN THE PLAN, YOU CAN HAVE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE PLAN ("ALLOCATED SHARES") TENDERED ONLY BY FOLLOWING THESE INSTRUCTIONS. THE TENDER OF ANY OF THESE SHARES WILL NOT RESULT IN A DIRECT PAYMENT TO YOU; RATHER, PAYMENT WILL BE RECEIVED BY THE TRUSTEE AND WILL AFFECT YOUR INTEREST IN THE PLAN, AS DESCRIBED BELOW. YOU ALSO MAY DIRECT THE TRUSTEE NOT TO TENDER OR TO WITHDRAW ANY TENDER YOU HAVE DIRECTED IT TO MAKE.

            Before making a decision, you should read carefully the materials in the enclosed Offer to Purchase and the Tender Instruction Form. The trustee, Union Bank, makes no recommendation as to whether to tender or to refrain from tendering.

            The Offer is conditioned upon, among other things, the holders of at least a majority of the Shares (on a fully diluted basis) tendering such Shares pursuant to the Offer (the "Minimum Condition"). See Section 15 of the Offer to Purchase for a description of the conditions to the Offer. If the Minimum Condition and the other conditions to the Offer are satisfied and the Purchaser consummates the Offer, the Company will be merged with and into the Purchaser, with the Company as the surviving corporation. In connection with the merger, any Shares that are not tendered in the Offer will be converted automatically into the right to receive $10.50 per Share, except for Shares held by any holder which exercises its appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (see Sections 10 and 16 of the Offer to Purchase). The Offer to Purchase discusses these matters in detail.

            The Trustee will tender Allocated Shares upon the direction of Plan participants on the enclosed Tender Instruction Form. If you take no action, none of your Allocated Shares will be tendered by the Trustee. Any Unallocated Shares held in the Plan and Trust will be tendered or not tendered in accordance with the directions of the ESOP Committee. It is very important that you read all of the enclosed materials and follow the instructions carefully if you wish to direct the Trustee whether to tender any of your Allocated Shares. THE TRUSTEE WILL TREAT CONFIDENTIALLY YOUR DECISION WHETHER OR NOT TO DIRECT IT TO TENDER PLAN SHARES AND WILL NOT DISCLOSE IT TO THE COMPANY.

            The cash that is paid for the tendered Allocated Shares will be held by the Trustee in a money market fund pending reinvestment by the Trustee pursuant to the Plan.

            During the Offer period (and thereafter for so long as legal restrictions apply), the Trustee will not execute any transactions under the Plan including purchasing any Shares for the Plan. Instead, the Trustee will accumulate any of your contributions, Company contributions, and any loan repayments and invest these amounts in a money market fund pending reinvestment.

           NO DISTRIBUTIONS WILL BE MADE FROM YOUR ACCOUNT FOR ANY REASON DURING OR IMMEDIATELY FOLLOWING THE OFFER PERIOD WHETHER OR NOT YOU DIRECT THE TRUSTEE TO TENDER SHARES.

            If you elect to direct the Trustee to tender your Allocated Shares, the enclosed Tender Instruction Form must be sent to the Trustee. The address to which the Form can be mailed or delivered is shown on the reply envelope. PLEASE NOTE THAT ALTHOUGH THE DEADLINE FOR THE TRUSTEE TO TENDER SHARES IS 12:00 MIDNIGHT, NEW YORK CITY TIME, JANUARY 25, 1996, UNLESS EXTENDED, YOUR TENDER INSTRUCTION FORM MUST BE RECEIVED BY THE TRUSTEE BY 1:00 P.M., CALIFORNIA TIME, JANUARY 23, 1996, UNLESS EXTENDED.

            All questions and requests for assistance should be addressed to Ken Hastings at the Company at (714) 546-4460, extension 279.

            IF YOU WISH TO DIRECT THE TRUSTEE TO TENDER YOUR ALLOCATED SHARES OR NOT TO TENDER THEM, YOU MUST COMPLETE AND SIGN THE ENCLOSED TENDER INSTRUCTION FORM. IF YOU DO NOT SIGN THE FORM OR IF YOU DO NOT PROPERLY FILL IT OUT, YOUR DIRECTIONS WILL NOT BE ACCEPTED AND THE INSTRUCTION FORM, AS WELL AS YOUR DIRECTIONS, WILL BE VOID.

                                           CIMCO, Inc.



                                     TENDER INSTRUCTION FORM
                 FOR SHARES IN THE CIMCO EMPLOYEE STOCK OPTION PLAN (THE "PLAN")



                                             [label]



TO UNION BANK, TRUSTEE:

           I am a participant in the above-referenced Plan who beneficially owns Shares, and, as such, I received a copy of the Letter to Participants.

            I wish to direct you as follows with respect to my Allocated Shares:

                                       TENDER INSTRUCTIONS


AGREE TO TENDER

____ By checking this space, I direct the Trustee to tender ALL of my Allocated Shares.


DETERMINE NOT TO TENDER

____ By checking this space, I direct the Trustee NOT to tender any of my Allocated Shares.





            I have read and understand the Offer to Purchase and the Letter To Participants and I agree to be bound by the terms of the Offer. I hereby direct Union Bank, as Plan Trustee, to follow the direction set forth above. If I have directed the Trustee to tender Plan Shares, I understand that the Trustee will hold and invest the proceeds from the sale of these Shares in a money market fund pending reinvestment pursuant to the Plan. I understand and declare that if the tender of Plan Shares directed by me is accepted, the payment received by the Trustee therefor will be full and adequate compensation for these Plan Shares in my judgment.


-------------------------------                 --------------------------------
DATE                                            SIGNATURE OF PARTICIPANT




--------------------------------                -------------------------------
SOCIAL SECURITY NUMBER                          PLEASE PRINT NAME AND ADDRESS

                                                -------------------------------

                                                -------------------------------

                                                -------------------------------

                                                -------------------------------
                                                TELEPHONE NO.





NOTE: THIS TENDER INSTRUCTION FORM MUST BE PROPERLY COMPLETED AND SIGNED IF IT IS TO BE FOLLOWED. IF THE FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER INSTRUCTION FORM TO THE TRUSTEE USING THE PREADDRESSED REPLY ENVELOPE PROVIDED WITH YOUR TENDER MATERIALS, BY 1:00 P.M., CALIFORNIA TIME, JANUARY 23, 1996, UNLESS EXTENDED. IF YOU DO NOT RETURN THIS FORM BY THE DEADLINE, NO PLAN SHARES WILL BE TENDERED PURSUANT TO THIS FORM.


YOUR DECISION WHETHER OR NOT TO HAVE SHARES TENDERED WILL BE KEPT CONFIDENTIAL.